Exhibit 3.254

THIRD AMENDED AND RESTATED BYLAWS

OF

MOSTOLLER LANDFILL, INC.

ARTICLE I – OFFICES

1. The registered office of the corporation shall be at c/o CT Corporation System, 1515 Market Street, Suite 1210, Philadelphia, PA 19102.

2. The corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the corporation may require.

ARTICLE II – SEAL

1. The corporation seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Pennsylvania”.

ARTICLE III – SHAREHOLDERS’ MEETING

1. Meetings of the shareholders shall be held at the registered office of the corporation or at such other place or places, either within or without the Commonwealth of Pennsylvania, as may from time to time be selected.

2. The annual meeting of the shareholders shall be held on the 31st March in each year if not a legal holiday, and if a legal holiday, then on the next secular day following at 9 o’clock AM, when they shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting. If the annual meeting shall not be called and held during any calendar year, any shareholder may call such meeting at any time thereafter.

3. The presence, in person or by proxy, of shareholders entitled to cast three-fourths of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering such matter, and, unless otherwise provided by statute the acts, at a duly organized meeting, of the shareholders present, in person, or by proxy, entitled to cast three-fourths of the votes which all shareholders present are entitled to cast shall be the acts of the shareholders. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Adjournment or adjournments of any annual or special meeting may be taken, but any meeting at which directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding fifteen days each, as may be directed by shareholders who are present in person or by proxy and who are entitled to cast at least a majority of the votes which all such shareholders would be entitled to cast at an election of directors until such directors have been elected. If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided by statute, adjourn the meeting to such time and place as they may determine, but in the case of any meeting, called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

4. Every shareholder entitled to vote at a meeting of shareholders, or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy. Every proxy shall be executed in writing by the shareholders, or by his or her duly authorized attorney in fact, and filed with the Secretary of the corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the corporation. No unrevoked proxy shall be valid after eleven months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted on after three years from the date of its execution. A proxy shall not be revoked by the death or incapacity of the maker unless before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the corporation. A shareholder shall not sell his or her vote or execute a proxy to any person for any sum of money or anything of value. A proxy coupled with an interest shall include an unrevoked proxy in favor of a creditor of a shareholder and such proxy shall be valid so long as the debt owed by him or her to the creditor remains unpaid. Elections for directors need not be by ballot, except upon demand made by a shareholder at the election and before the voting begins. Except as otherwise provided in the Articles, in each election of directors cumulative voting shall be allowed. No share shall be voted at any meeting upon which any installment is due and unpaid.

5. Written notice of the annual meeting shall be given to each shareholder entitled to vote thereat, at least ten days prior to the meeting.

6. Special meetings of the shareholders may be called at any time by the Chief Executive Officer, or the Board of Directors, or shareholders entitled to cast at least one-fifth of the votes which all shareholders are entitled to cast at the particular meeting. At any time, upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date of the meeting, to be held not more than sixty days after the receipt of the request, and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

7. Business transacted at all special meetings shall be confined to the objects stated in the call and matters germane thereto, unless all shareholders entitled to vote are present and consent.

8. Written notice of a special meeting of the shareholders stating the time and place and object thereof, shall be given to each shareholder entitled to vote thereat at least ten days before such meeting, unless a greater period of notice is required by statute in a particular case.

9. The officer or agent having charge of the transfer books shall make at least five days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or duplicate thereof kept in this Commonwealth, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book, or to vote in person or by proxy at any meeting of shareholders.

ARTICLE IV – DIRECTORS

1. The business of this Corporation shall be managed by its Board of Directors, which shall consist of at least one (1) in number, which such number shall be fixed by the board of directors from time to time. The directors need not be resident of this Commonwealth or shareholders in the corporation. They shall be elected by the shareholders at the annual meeting of shareholders of the corporation, and each director shall be elected for the term of one year, and until his or her successor shall be elected and shall qualify.

2. In addition to the powers and authorities by these bylaws expressly conferred upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles or by these bylaws directed or required to be exercised or done by the shareholders.

3. The meetings of the Board of Directors may be held at such place within this commonwealth, or elsewhere, as a majority of the directors may from time to time appoint, or as may be designated in the notice calling the meeting.

4. Each newly elected Board of Directors may meet at such place and time as shall be fixed by the shareholders at the meeting at which such directors are elected and no notice shall be necessary to the newly elected directors in order legally to constitute the meeting, or they may meet at such place and time as may be fixed by the consent in writing of all the directors.

5. Regular meetings of the Board of Directors shall be held upon 5 days notice annually at the registered office of the corporation, or at such other time and place as shall be determined by the Board of Directors.

6. Special meetings of the Board of Directors may be called by the Chief Executive Officer on 5 days’ notice to each director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of a majority of the directors in office.

7. A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors. Any action which may be taken at a meeting of the directors may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all the directors and shall be filed with the Secretary of the corporation.

8. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the records of the meetings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

9. A director of the corporation shall stand in a fiduciary relation to the corporation and shall perform his or her duties as a director, including his or her duties as a member of any committee of the board upon which he or she may serve, in good faith, in a manner he or she reasonably believes to be in the best interests of the corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his or her duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared by any of the following:

(1) One or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented.

(2) Counsel, public accountants or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such person.

(3) A committee of the board upon which he or she does not serve, duly designated in accordance with law, as to matters within its designated authority, which the director reasonably believes to merit confidence.

A director shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause his or her reliance to be unwarranted.

In discharging the duties of their respective positions, the board of directors, committees of the board and individual directors may, in considering the best interests of the corporation, consider the effects of any action upon employees, upon suppliers and customers of the corporation and upon communities in which offices or other establishments of the corporation are located, and all other pertinent factors. The consideration of those factors shall not constitute a violation of this section.

Absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or any failure to take any action shall be presumed to be in the best interests of the corporation.

A director of the corporation shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless:

(1) The director has breached or failed to perform the duties of his or her office under this section.

(2) The breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

The provisions of this section shall not apply to:

(1) The responsibility or liability of a director pursuant to any criminal statute; or

(2) The liability of a director for the payment of taxes pursuant to local, State or Federal law,

10. Directors as such, shall not receive any stated salary for their services, but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board. Provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE V – OFFICERS

1. The executive officers of the corporation shall be chosen by the directors and shall be a Chief Executive Officer, Secretary and Treasurer. The Board of Directors may also choose a Vice President, and such other officers and agents as it shall deem necessary. Any number of offices maybe held by the same person. It shall not be necessary for the officers to be directors.

2. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

3. The officers of the corporation shall hold office for one year and until their successors are chosen and have qualified. Any officer or agent elected or appointed by the Board may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby.

4. The Chief Executive Officer shall have general charge of the business affairs of the corporation, He or she may employ and discharge employees and agents of the corporation, except such as shall be appointed by the Board of Directors, and he or she may delegate these powers. The Chief Executive Officer may vote the stock or other securities of any domestic or foreign corporation of any type or kind which may at any time be owned by the corporation, may execute any stockholders’ or other consents with respect to any entity owned by the corporation and may in his or her discretion delegate such powers by executing proxies, or otherwise, on behalf of the corporation. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

5. The President of the corporation shall report to the Chief Executive Officer and shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe. Notwithstanding the foregoing, in the absence of a resolution by the Board of Directors, the President shall not have the power to vote the stock or other securities of any domestic or foreign corporation of any type or kind which may at any time be owned by the corporation or execute any stockholders’ or other consents with respect to any entity owned by the corporation.

6. All other officers of the corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors.

ARTICLE VI – VACANCIES

1. If the office of any officer or agent becomes vacant for any reason, the Board of Directors may choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred.

2. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be appointed by the shareholder whose vote elected such director upon notice to the Board and by resolution of the remaining directors acting thereupon at a special meeting of the Board convened forthwith.

ARTICLE VII – CORPORATE RECORDS

1. There shall be kept at the registered office or principal place of business of the corporation an original or duplicate record of the proceedings of the shareholders and of the directors, and the original or a copy of its bylaws, including all amendments or alterations thereto to date, certified by the Secretary of the corporation. An original or duplicate share register shall also be kept at the registered office or principal place of business of the corporation or at the office of a transfer agent or registrar, giving the names of the shareholders, their respective addresses and the, number and classes of shares held by each.

2. Every shareholder shall, upon written demand under oath stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books or records of account, and records of the proceedings of the shareholders and directors, and make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a shareholder in every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorized the attorney or other agent to so act on behalf of the shareholder. The demand under oath shall be directed to the corporation at its registered office in this commonwealth or at its principal place of business.

ARTICLE VIII – SHARE CERTIFICATES, DIVIDENDS, ETC.

1. The share certificates of the corporation shall be numbered and registered in the share ledger and transfer books of the corporation as they are issued. They shall be signed by the President and Secretary.

2. Transfer of shares shall be made on the books of the corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by attorney, lawfully constituted in writing. No transfer shall be made which is inconsistent with the Articles of Incorporation or law.

3. The Board of Directors may fix a time, not more than fifty days, prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of such period, and in such case, written or printed notice thereof shall be mailed at least ten days before the closing thereof to each shareholder of record at the address appearing on the records of the corporation or supplied by him or her to the corporation for the purpose of notice. While the stock transfer books of the corporation are closed, no transfer of shares shall be made thereon. If no record date is fixed for the determination of shareholders entitled to receive notice of, or vote at, a shareholders’ meeting, transferees or shares which are transferred on the books of the corporation within ten days next preceding the date of such meeting shall not be entitled to notice of or to vote at such meeting.

4. In the event that a share certificate shall be lost, destroyed or mutilated, a new certificate may be issued therefore upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

5. The Board of Directors may declare and pay dividends upon the outstanding shares of the corporation, from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Articles of Incorporation.

6. Before payment of any dividend there may be set aside out of the net profits of the corporation such sum or sums as the directors, from time to time, in their absolute discretion, deem proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the same manner in which it was created.

ARTICLE IX – .MISCELLANEOUS PROVISIONS

1. All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

2. The fiscal year of the corporation shall begin on the first day of January.

3. Whenever written notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof through the mail, or by telegram, charges prepaid, to his or her address appearing on the books of the corporation, or supplied by him or her to the corporation for the purpose of notice. If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of shareholders, the general nature of the business to be transacted.

4. Whenever any written notice is required by statute, or by the Articles or bylaws of this corporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of shareholders, neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

5. One or more directors or shareholders may participate in a meeting of the Board, or a committee of the Board or of the shareholders, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

6. Except as otherwise provided in the Articles or bylaws of this corporation, any action which may be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the corporation.

7. Any payments made to an officer or employee of the corporation such as a salary, commission, bonus, interest, rent, travel or entertainment expense incurred by him or her, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or employee to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer or employee, subject to the determination of the directors, proportionate amounts may be withheld from his or her future compensation payments until the amount owed to the corporation has been recovered.

ARTICLE X – .ANNUAL STATEMENT

1. The President and Board of Directors shall present at each annual meeting a full and complete statement of the business and affairs of the corporation for the preceding year. Such statement shall be prepared and presented as the Board of Directors deems advisable and need not be verified by a certified public accountant.

ARTICLE XI – INDEMNIFICATION

1. The corporation shall indemnify each of its directors, officers, and employees whether or not then in service as such (and his or her executor, administrator and heirs) against all reasonable expenses actually and necessarily incurred by him or her in connection with the defense of any litigation to which the individual may have been a party because he or she is or was a director, officer or employee of the corporation. The individual shall have no right to reimbursement, however, in relation to matters as to which he or she has been adjudged liable to the Corporation for negligence or misconduct in the performance of his or her duties, or was derelict in the performance of his or her duty as director, officer or employee by reason of willful misconduct, bad faith, gross negligence or reckless disregard of the duties of his or her office or employment. The right to indemnity for expenses shall also apply to the expenses of suits which are compromised or settled if the court having jurisdiction of the matter shall approve such settlement.

The foregoing right of indemnification shall be in addition to, and not exclusive of, all other rights to that which such director, officer or employee may be entitled.

ARTICLE XII – .AMENDMENTS

1. These By-Laws may be altered, amended, repealed or added to by the affirmative vote of a majority of the Directors of the corporation at any regular meeting of the Directors or a special meeting called for that purpose provided that a written notice has been sent to each Director at his last known Post Office address at least five (5) days before the day of such regular or special meeting, which notice shall state the alterations, amendments or changes proposed to be made in such By-Laws. Only such changes as have been specified in the notice shall be made. If, however, all the Directors be present at any regular or special meeting or if those not present consent in writing to the proposed changes or change, these By-Laws may be amended by unanimous vote of all Directors, without any previous notice.